UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K/A
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 29, 2017

Johnson Outdoors Inc.
(Exact Name of Registrant as Specified in Charter)

WISCONSIN	0-16255	39-1536083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 Main Street, Racine, Wisconsin 53403
(Address of Principal Executive Offices) (Zip Code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 7 Regulation FD

Item 7.01. Regulation FD Disclosure.

On September 29, 2017, Johnson Outdoors Inc. (the “Company”) filed a Current Report on Form 8-K disclosing the Company's issuance of a press release announcing approval by the Board of Directors of a quarterly cash dividend payable on October 27, 2017 to shareholders of record at the close of business on October 13, 2017 (the “Press Release”). Subsequent to the issuance of the Press Release and the filing of the Form 8-K report related thereto, the Company learned that the Press Release incorrectly reported the quarterly cash dividend on the Company’s Class A shares as $0.010 per share. The correct amount of the quarterly cash dividend on the Company’s Class A shares should have been reported as $0.100 per share.

The information in this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated September 29, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson Outdoors Inc.

Date: September 29, 2017	By:	/s/ David W. Johnson
David W. Johnson
Vice President and Chief Financial Officer